Exhibit 10.1

AMENDMENT NO. 1

THIS AMENDMENT NO. 1, dated as of August 31, 2012 (this “Amendment”), of the Credit Agreement referenced below by and among HURON CONSULTING GROUP INC., a Delaware corporation, as Borrower, the Guarantors identified herein, the Lenders identified on the signature pages hereto, and BANK OF AMERICA, N.A., as Administrative Agent for and on behalf of the Lenders. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

W I T N E S S E T H

WHEREAS, a $350 million credit facility consisting of a $150 million revolving credit facility and a $200 million term loan facility has been established in favor of the Borrower pursuant to the terms of that certain Amended and Restated Credit Agreement dated as of April 14, 2011 (as amended and modified, the “Credit Agreement”) by and among Huron Consulting Group Inc., a Delaware corporation, as Borrower, certain subsidiaries of Huron Consulting Group Inc., as Guarantors, the Lenders identified therein and Bank of America, N.A., as Administrative Agent and Collateral Agent;

WHEREAS, the Borrower has requested certain modifications to the terms of the Credit Agreement, including, among other things, an increase in revolving loan commitments and term loan commitments, a reduction in pricing, and an extension of the credit facilities under the Credit Agreement; and

WHEREAS, the Lenders have agreed to the requested amendments on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Modifications in respect of Senior Credit Facilities. The Credit Agreement is, effective as of the Amendment No. 1 Effective Date (as defined below), hereby amended as follows:

1.1 Increase in Commitments under the Revolving Credit Facility. The Aggregate Revolving Committed Amount, as referenced and defined in Section 2.01(a), is being increased from ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) to TWO HUNDRED FORTY SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($247,500,000) and the loans and commitments thereunder reallocated, as provided herein. Schedule 2.01 to the Credit Agreement is amended and restated as attached hereto to give effect to the increase and reallocation of Revolving Commitments.

1.2 Increase in Commitments under the Term Loan Facility. The Term Loan, as referenced in Section 2.01(b), is being increased from ONE HUNDRED EIGHTY MILLION DOLLARS ($180,000,000) to TWO HUNDRED TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($202,500,000) and the interests in the Term Loan thereunder reallocated, as provided herein. Schedule 2.01 to the Credit Agreement is amended and restated as attached hereto to give effect to the increase and reallocation of the Term Loan Commitments.

1.3 Assignment of Interests. The Lenders shall purchase and sell assignment interests in the loans and commitments under the Credit Agreement to give effect to the increase and reallocation of loans and commitments as provided herein and reflected on Schedule 2.01, as revised, attached hereto.

Section 2. Amendment. The Credit Agreement is, effective as of the Amendment No. 1 Effective Date (as defined below), hereby amended as follows:

2.1. In Section 1.01 (Defined Terms), the following terms are added, or amended, to read as follows:

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. The amount of the Aggregate Revolving Commitments in effect on the Amendment No. 1 Effective Date is Two Hundred Forty Seven Million Five Hundred Thousand Dollars ($247,500,000).

“Amendment No. 1” means Amendment No. 1, dated as of August 31, 2012, to this Credit Agreement.

“Amendment No. 1 Effective Date” means the date on which the conditions to effectiveness for Amendment No. 1 have been met and Amendment No. 1 becomes effective, being August 31, 2012.

“Applicable Percentage” means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(b):

		Revolving Loans and Term Loan
Pricing Tier	Consolidated Leverage Ratio	Eurodollar Rate Loans	Base Rate Loans	Letter of Credit Fee	Commitment Fee
5	> 2.5:1.0	2.25%	1.25%	2.25%	0.35%
4	> 2.0:1.0, but ≤ 2.5:1.0	2.00%	1.00%	2.00%	0.30%
3	> 1.5:1.0, but ≤ 2.0:1.0	1.75%	0.75%	1.75%	0.25%
2	> 1.0:1.0, but ≤ 1.5:1.0	1.50%	0.50%	1.50%	0.20%
1	≤ 1.0:1.0	1.25%	0.25%	1.25%	0.15%

Any increase or decrease in the Applicable Percentage resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Tier 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first Business Day immediately following the date on which such Compliance Certificate is delivered in accordance with Section 7.02(b). The Applicable Percentage in effect from the Amendment No. 1 Effective Date through the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(b) for the fiscal quarter ending September 30, 2012 shall be determined based upon Pricing Tier 4. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Percentage for any period shall be subject to the provisions of Section 2.10(b).

“Consolidated EBITDA” means, for any period for the Borrower and its Subsidiaries, the sum of (a) Consolidated Net Income, plus, (b) to the extent deducted in determining such

Consolidated Net Income, (i) Consolidated Interest Expense, plus (ii) Taxes, plus (iii) depreciation and amortization, plus (iv) non-cash stock and equity-based compensation expense, plus (v) non-cash charges for goodwill impairment and impairment of other acquisition-related intangible assets, plus (minus) (vi) non-cash charges (non-cash gains) resulting from the quarterly valuation of acquisition-related earn-outs and other contingent assets and liabilities pursuant to Statement of Financial Accounting Standards No. 141 (Revised) as it relates to acquisitions completed subsequent to January 1, 2009, plus (vii) for periods ending up to and including June 30, 2010, charges resulting from the settlement of the St. Vincent litigation in an aggregate amount up to $4.8 million, plus (viii) for periods ending up to and including December 31, 2012, charges resulting from the restatement of financial statements for fiscal years 2006 through 2009, net of insurance proceeds and other amounts recouped in connection therewith, up to $8.7 million in fiscal year 2010 and up to $8 million in the aggregate in fiscal years 2011 and 2012, plus (ix) non-cash restructuring charges taken in any period, provided that “Consolidated EBITDA” will be reduced in any subsequent period to the extent that cash payment is made in respect thereof, plus (minus) (x) non cash charges (non-cash gains) from the settlement of the shareholder class action lawsuit, plus (minus) (xi) non-cash losses (non-cash gains) resulting from mark-to-market adjustments or losses (gains) resulting from early termination in respect of interest rate swap and hedging agreements pursuant to Statement of Financial Accounting Standards No. 133, without duplication for any such amounts included in “Consolidated Interest Expense”, plus (minus) (xii) charges relating to the write-off of capitalized costs and expenses or other non-cash losses (gains) relating to the existing senior credit facility on its extinguishment and refinancing, without duplication or other non-cash losses (gains) for any such amounts included in “Consolidated Interest Expense”, plus (xiii) reasonable costs and expenses relating to acquisitions and financing transactions (other than those relating to the existing senior credit facility), or amortization of such expense previously capitalized, of up to $4 million in any such period, and plus (xiv) other non-recurring non-cash charges that do not involve cash payments in future periods as may be approved by the Administrative Agent. Except as otherwise expressly provided, the applicable period shall be the four consecutive fiscal quarters ending as of the date of determination. For purposes of determining the Consolidated Leverage Ratio (including for purposes of determining the applicable pricing level for the Applicable Percentage and for compliance with the maximum Consolidated Leverage Ratio financial covenant), but only for such purposes, Consolidated EBITDA will be made on a Pro Forma Basis.

“Debt Issuance” means the issuance by the Borrower or any of its Subsidiaries of any Funded Indebtedness, other than as permitted under Section 8.03.

“Maturity Date” means (a) as to the Revolving Obligations, the Revolving Termination Date, and (b) as to the Term Loan, August 31, 2017.

“Permitted Acquisition” means an Investment consisting of an Acquisition by the Borrower or any Subsidiary, provided that (a) no Default or Event of Default shall exist immediately before or immediately after giving effect thereto on a Pro Forma Basis, (b) the property acquired (or the property of the Person acquired) in such Acquisition is used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (c) in the case of an Acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (d) in the case of any Acquisition, or series of related Acquisitions, with Acquisition Consideration in excess of $15 million the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that the Loan Parties will be in compliance with the financial covenants set forth in Section 8.11 as of the end of the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b) after giving effect to such Acquisition on a Pro Forma Basis, (e) the representations and warranties made by the Loan Parties in each Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto), (f) if such transaction involves the purchase of an interest in a partnership between any Loan Party as a general partner and entities unaffiliated with the Borrower as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate holding company directly or indirectly wholly-owned by such Loan Party newly formed for the sole purpose of effecting such transaction, (g) the Acquisition Consideration for any such Acquisition, or series of related Acquisitions, shall not exceed $75 million, and (h) the Acquisition Consideration for all such Acquisitions occurring in any period of twelve consecutive months shall not exceed $150 million.

“Revolving Termination Date” means August 31, 2017.

“Term Loan Commitment” means, for each Lender, the commitment of such Lender to make a portion of the Term Loan pursuant to Section 2.01(b), in the principal amount set forth opposite its name on Schedule 2.01; provided that at any time after funding, determinations of “Required Lenders” shall be based on the Outstanding Amount of the Term Loan. The aggregate principal amount of the Term Loan Commitments on the Amendment No. 1 Effective Date is Two Hundred Two Million Five Hundred Thousand Dollars ($202,500,000).

2.2. Section 2.01 is amended and restated to read as follows:

2.01. Loans and Commitments.

(a) Revolving Commitments. Subject to the terms and conditions set forth herein, during the Availability Period, each Lender severally agrees to make loans (each such loan a “Revolving Loan”) to the Borrower in Dollars from time to time; provided that after giving effect to Amendment No. 1, (i) Total Revolving Outstandings shall not exceed TWO HUNDRED FORTY-SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($247,500,000) (as such amount may be increased or decreased in accordance with the provisions hereof, the “Aggregate Revolving Committed Amount”), and (ii) such Lender’s Revolving Commitment Percentage of the aggregate Outstanding Amount of Total Revolving Outstandings shall not exceed such Lender’s Revolving Committed Amount. Revolving Loans may be repaid and reborrowed as provided herein, and may consist of Base Rate Loans, Eurodollar Rate Loans or a combination thereof, as the Borrower may request. On the Amendment No. 1 Effective Date, the Revolving Commitments and Revolving Obligations will be increased and reallocated as shown on Schedule 2.01, as amended and restated pursuant to Amendment No. 1.

(b) Term Loan. The Lenders made a term loan (the “Term Loan”) of Two Hundred Million Dollars ($200,000,000) to the Borrower in Dollars on the Closing Date. As of the Amendment No. 1 Effective Date, principal amortization payments of $20,000,000 have been made on the Term Loan and the outstanding principal balance of the Term Loan immediately prior to the Amendment No. 1 Effective Date is One Hundred Eighty Million Dollars ($180,000,000). On the Amendment No. 1 Effective Date, the Term Loan Commitments shall be increased to Two Hundred Two Million Five Hundred Thousand Dollars ($202,500,000) and the interests of the Lenders in the Term Loan will be reallocated as shown on Schedule 2.01, as amended and restated pursuant to Amendment No. 1. The Term Loan may consist of Base Rate Loans or Eurodollar Rate Loans, or a combination thereof, as further provided herein.

(c) Incremental Loans and Commitments. The Borrower shall have the right, upon at least five Business Days’ prior written notice to the Administrative Agent, to increase the Aggregate Revolving Commitments hereunder, establish new or additional incremental term loan commitments under the Term Loan or establish new or additional term loans hereunder at any time after the Closing Date, subject, however, in any such case, to satisfaction of the following conditions precedent:

(i) the aggregate amount of all such increases during the term of this Agreement after the Amendment No. 1 Effective Date shall not exceed $50,000,000;

(ii) no Default or Event of Default shall exist immediately before or immediately after giving effect to such increase on a Pro Forma Basis (assuming for purposes hereof, that the entire amount of Revolving Commitments, as increased, is fully drawn and funded);

(iii) the establishment of the incremental commitments and the extension of credit thereunder are subject to satisfaction of the conditions to all Credit Extensions in Section 5.02;

(iv) such increase shall be in a minimum amount of $10 million and integral multiples of $1 million in excess thereof (or such lesser amounts as the Administrative Agent may agree);

(v) such increase shall be effective only upon receipt by the Administrative Agent of (x) additional Commitments in a corresponding amount of such requested increase from either existing Lenders and/or one or more banks and other financial institutions that qualify as Eligible Assignees (it being understood and agreed that no existing Lender shall be required to provide an additional Commitment) and (y) documentation from each bank and financial institution providing an additional Commitment evidencing its additional Commitment and its obligations under this Agreement in form and substance reasonably acceptable to the Administrative Agent;

(vi) the Administrative Agent shall have received all documents (including resolutions of the board of directors of the Borrower and the Guarantors) it may reasonably request relating to the corporate or other necessary authority for such increase and the validity of such increase and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent;

(vii) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such increase on a Pro Forma Basis, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 as of the end of the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) and (b);

(viii) if any Eurodollar Rate Loans are outstanding at the time of such increase, the Borrower shall prepay such Eurodollar Rate Loans or convert such Eurodollar Rate Loans to Base Rate Loans (such prepayment or conversion to be subject to Section 3.05) as necessary to give effect to the revised commitment amounts and percentages;

(ix) if any Loans are outstanding at the time of any such increase in loans or commitments, payments and adjustments will be made among the Lenders as necessary to give effect to the revised commitment amounts and percentages;

(x) in the case of an increase in the amount of the Term Loan or another term loan established hereunder after the first principal amortization payment date, adjustments will be made to the schedule of amortization payment, as appropriate, to give effect thereto such that payments of principal, interest and other amounts will be made on the same basis as for the underlying term loan and the principal amortization payments made to the holders of the existing underlying term loan will be not less than that which was payable prior to giving effect to the incremental term loan;

(xi) any term loan established hereunder will have a final maturity date that is coterminous with or later than the final maturity date for the Term Loan and an average life-to-maturity on the date of issuance longer than the average life-to-maturity for the Term Loan;

(xii) any new Lender providing loans and commitments must be reasonably acceptable to the L/C Issuer and the Swing Line Lender; and

(xiii) lenders providing loans and commitments for such increase in the Aggregate Revolving Commitments will provide a Lender Joinder Agreement and such other agreements reasonably acceptable to the Administrative Agent.

In connection with establishment of any such incremental loans or commitments hereunder, (1) none of the Lenders or their affiliates shall have any obligation to provide any of the incremental loans or commitments without their prior written approval, (2) neither the Administrative Agent nor any of the Arrangers shall have any responsibility for arranging the incremental loans or commitments without their prior written consent and subject to such conditions, including fee arrangements, as they may provide in connection therewith and (3) Schedule 2.01 will be deemed to be revised to reflect the Lenders, loans, commitments and pro rata shares or percentages after giving effect to establishment thereof.

2.3. In Section 2.07(c) (Repayment of Loans – Term Loan), the amortization schedule is amended to read as shown on Schedule 2.07(c).

2.4. In Section 8.03 (Indebtedness), subsection (i) is amended to read as follows:

(i) unsecured Indebtedness for borrowed money of the Borrower in an aggregate principal amount not to exceed $150 million, provided that (i) no Default or Event of Default shall exist immediately before or immediately after giving effect thereto on a Pro Forma Basis, (ii) the Borrower shall deliver a certificate from a Responsible Officer in form and detail reasonably satisfactory to the Administrative Agent confirming the foregoing and demonstrating compliance with the financial covenants after giving effect thereto on a Pro Forma Basis, and (iii) the covenants, terms and conditions of such Indebtedness shall not be more restrictive, in any material respect, than the covenants, terms and conditions hereunder;

2.5. In Section 8.06 (Restricted Payments), subsection (c) is amended to read as follows:

(c) the Borrower may declare and make other Restricted Payments; provided that (i) no Default or Event of Default shall exist immediately before or immediately after giving effect thereto on a Pro Forma Basis, (ii) the Borrower shall deliver a certificate from a

Responsible Officer in form and detail reasonably satisfactory to the Administrative Agent confirming the foregoing and demonstrating compliance with the financial covenants after giving effect thereto on a Pro Forma Basis, and (iii) the aggregate amount of such Restricted Payments shall not exceed an amount equal to the sum of (A) $50,000,000 plus (B) 50% of cumulative Consolidated Net Income from the Closing Date, plus (C) 50% of the Net Cash Proceeds from any Equity Issuances.

2.6. Section 8.11(b) (Financial Covenants – Consolidated Leverage Ratio) is amended to read as follows:

(b) Consolidated Leverage Ratio. As of the end of each fiscal quarter, the Consolidated Leverage Ratio will be not greater than:

Fiscal Quarters
Fiscal Years	March 31	June 30	September 30	December 31
2012	—	3.00:1.0	3.00:1.0	3.00:1.0
2013	3.25:1.0	3.00:1.0	3.00:1.0	3.00:1.0
2014	3.25:1.0	3.00:1.0	3.00:1.0	2.75:1.0
2015 and after	3.00:1.0	2.75:1.0	2.75:1.0	2.75:1.0

Section 3. Representations and Warranties, No Default. Each of the Loan Parties hereby represents and warrants that as of the Amendment No. 1 Effective Date, after giving effect to the amendments set forth in this Amendment, (i) no Default or Event of Default exists and is continuing, (ii) all representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof, as though made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date, (iii) since the date of the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2011, and the related consolidated statements of income or operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, including the notes thereto, there has been no event or circumstance that has had or would reasonably be expected to have a Material Adverse Effect, and (iv) each of the updated disclosure schedules to the Credit Agreement, attached hereto as Exhibit A, are true and correct in all material respects on and as of the Amendment No. 1 Effective Date.

Section 4. Effectiveness. Section 1 of this Amendment shall become effective on the date (such date, if any, the “Amendment No. 1 Effective Date”) that the following conditions have been satisfied:

(i) Consents. The Administrative Agent shall have received (a) signed consents to this Amendment from the Lenders, and (b) executed signature pages hereto from each Loan Party;

(ii) Fees. The Administrative Agent shall have received all fees required to be paid, and all expenses (including the reasonable fees and expenses of legal counsel), on or before the Amendment No. 1 Effective Date;

(iii) Legal Opinions. The Administrative Agent shall have received a favorable legal opinion from Barnes & Thornburg, LLP, counsel to the Loan Parties, covering such matters as the Administrative Agent may reasonably request and otherwise reasonably satisfactory to the Administrative Agent;

(iv) Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower dated the Amendment No. 1 Effective Date certifying that (a) all representations and warranties shall be true and correct in all material respects on and as of the Amendment No. 1 Effective Date (although any representations and warranties which expressly relate to a given date or period shall be required to be true and correct in all material respects as of the respective date or for the respective period, as the case may be), before and after giving effect to the Borrowing and to the application of the proceeds therefrom, as though made on and as of such date and (b) no Default or Event of Default shall have occurred and be continuing and (c) since the date of the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2011, and the related consolidated statements of income or operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, including the notes thereto, there has been no event or circumstance that has had or would reasonably be expected to have a Material Adverse Effect; and

(v) Closing Certificates. The Administrative Agent shall have received from the Loan Parties certified copies of resolutions and Organization Documents, or “no change” certifications from the deliveries made on the Closing Date, and updated incumbency certificates and specimen signatures, as appropriate.

Section 5. Lender Joinder.

5.1. Each of the Lenders identified on the signature pages hereto as a “New Lender” (a) represents and warrants that it is either a commercial lender, other financial institution or other “accredited” investor (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended) that makes or acquires loans in the ordinary course of business and that it will make or acquire the Loans for its own account in the ordinary course of business; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 7.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (e) agrees that, as of the date hereof, such Lender shall (i) be a party to the Credit Agreement and the other Loan Documents to which Lenders are a party, (ii) be a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, (iii) perform all of the obligations that, by the terms of the Credit Agreement, are required to be performed by it as a “Lender” under the Credit Agreement, (iv) shall have the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents, and (v) ratifies and approves all acts previously taken by the Collateral Agent on such Lender’s behalf; and (f) agrees to waive the borrowing notice provisions of Section 2.02(a) of the Credit Agreement with respect to the advances made by it on the date hereof.

5.2. The Borrower and each of the Guarantors agrees that, as of the date hereof, each of the Lenders identified on the signature pages hereto as a “New Lender” shall (a) be a party to the Credit Agreement and the other Loan Documents to which Lenders are a party, (b) be a “Lender” for all purposes of the Credit Agreement and the other Loan Documents and (c) have the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents.

Section 6. Guarantor Acknowledgment. Each Guarantor acknowledges and consents to all of the terms and conditions of this Amendment, affirms its Guaranteed Obligations under and in respect of the Loan Documents and agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge any Guarantor’s obligations under the Loan Documents, except as expressly set forth therein.

Section 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 8. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

Section 9. Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Moore & Van Allen PLLC.

Section 10. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 11. Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, any other Agent, the Swing Line Agent or the L/C Issuer, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document. Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each Loan Party reaffirms its obligations under the Loan Documents to which it is party and the validity of the Liens granted by it pursuant to the Collateral Documents. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Amendment No. 1 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment. Each of the Loan Parties hereby consents to this Amendment and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement as amended hereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	HURON CONSULTING GROUP INC., a Delaware corporation

	By:	/s/ C. Mark Hussey
	Name:	C. Mark Hussey
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

GUARANTORS:	HURON CONSULTING GROUP HOLDINGS LLC, a Delaware limited liability company

	By:	/s/ C. Mark Hussey
	Name:	C. Mark Hussey
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

HURON CONSULTING SERVICES LLC, a Delaware limited liability company

	By:	/s/ C. Mark Hussey
	Name:	C. Mark Hussey
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

HURON MANAGEMENT SERVICES LLC, formerly known as WELLSPRING MANAGEMENT SERVICES LLC, a Delaware limited liability company

	By:	/s/ C. Mark Hussey
	Name:	C. Mark Hussey
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

HURON DEMAND LLC, a Delaware limited liability company

	By:	/s/ C. Mark Hussey
	Name:	C. Mark Hussey
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

HURON TECHNOLOGIES INC., a Delaware corporation

	By:	/s/ C. Mark Hussey
	Name:	C. Mark Hussey
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

LEGALSOURCE LLC, a Delaware limited liability company

By:	/s/ C. Mark Hussey
Name:	C. Mark Hussey
Title:	Executive Vice President, Chief Financial Officer and Treasurer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

	By:	/s/ Bozena Janociak
	Name:	Bozena Janociak
	Title:	Assistant Vice President

LENDERS:	BANK OF AMERICA, N.A., as L/C Issuer, Swing Line Lender and Lender

	By:	/s/ David Bacon
	Name:	David Bacon
	Title:	SVP

JPMORGAN CHASE BANK, N.A., as Lender

	By:	/s/ Joseph W. Lococo
	Name:	Joseph W. Lococo
	Title:	Officer

PNC BANK, NATIONAL ASSOCIATION, as Lender

	By:	/s/ Jon Hinard
	Name:	Jon Hinard
	Title:	Senior Vice President

BMO HARRIS BANK N.A., as Lender

	By:	/s/ Marc Pressler
	Name:	Marc Pressler
	Title:	SVP

KEYBANK NATIONAL ASSOCIATION, as Lender

	By:	/s/ James A. Gelle
	Name:	James A. Gelle
	Title:	Vice President

FIFTH THIRD BANK, as Lender

By:	/s/ Brad McDougall
Name:	Brad McDougall
Title:	Vice President

THE NORTHERN TRUST COMPANY, as Lender

By:	/s/ John Lascody
Name:	John Lascody
Title:	Vice President

RBS CITIZENS, N.A., as Lender

By:	/s/ R. Michael Newton
Name:	R. Michael Newton
Title:	Senior Vice President

THE PRIVATEBANK AND TRUST COMPANY, as Lender

By:	/s/ Jim Feldman
Name:	Jim Feldman
Title:	Managing Director

FIRSTMERIT BANK, N.A., as Lender

By:	/s/ Tim Daniels
Name:	Tim Daniels
Title:	Vice President

NORTHBROOK BANK & TRUST COMPANY, as Lender

By:	/s/ Nathan Margol
Name:	Nathan Margol
Title:	Senior Vice President

COMPASS BANK, as a New Lender

By:	/s/ Jeff Bork
Name:	Jeff Bork
Title:	Senior Vice President

ASSOCIATED BANK, NATIONAL ASSOCIATION, as a New Lender

By:	/s/ Adam F. Lutostanski
Name:	Adam F. Lutostanski
Title:	SVP

THE HUNTINGTON NATIONAL BANK, as a New Lender

By:	/s/ Lori Cummins-Meyer
Name:	Lori Cummins-Meyer
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as a New Lender

By:	/s/ Stephanie Lis
Name:	Stephanie Lis
Title:	Vice President

Exhibit A

Updated Disclosure Schedules

Update to Schedule 6.17 - IP Rights

Schedule 6.17

Trademarks:

Trademark	Registration or Application Date	Registration or Application No.	Jurisdiction
ADAMSGRAYSON	July 31, 2007	3271073	United States
AEOS	December 20, 2011	85/500182	United States
AG LOGO	December 18, 2007	3354871	United States
BOOST-IRB	May 4, 2010	3785598	United States
CAR	January 25, 2012	85/524563	United States
CLICK	April 21, 2011	4116232	United States
CLICK COMMERCE	December 31, 2002	2668475	United States
DELIVERING VALUE | DRIVING RESULTS	March 9, 2011	4127872	United States
ECRT	November 13, 2007	3335183	United States
EFACS	March 8, 2011	4143973	United States
ERCR	November 2, 2010	3869404	United States
EXPERIENCE. REDEFINED.	January 27, 2009	3566372	United States
FVM	May 7, 2009	3958433	United States
GLASS & ASSOCIATES	January 21, 2003	2676492	United States
GRANTSXPRESS	December 12, 2011	85/493245	United States
HURON CONSULTING GROUP Logo	February 3, 2009	3568857	United States
HURON EDUCATION	March 8, 2011	85/261252	United States
HURON HEALTHCARE	June 23, 2011	4101995	United States
HURON LEGAL	March 22, 2011	4127935	United States
HURON LIFE SCIENCES	March 8, 2011	85/261257	United States
HURON Logo	May 18, 2010	3789634	United States
ICA	March 8, 2011	3928873	United States
IMPACT	February 3, 2010	3948929	United States
LEGALSOURCE	August 19, 2003	2752542	United States
LEGALSOURCE LEGAL STAFFING SOLUTIONS	January 14, 2003	2674126	United States
LES	August 2, 1994	1848333	United States
MOR	September 20, 1994	1855342	United States
ONTRAC	October 23, 2001	2499555	United States
PATIENT PROGRESSION	March 8, 2005	2930834	United States
PATIENTONTRAC	August 19, 2008	3490156	United States

Trademark	Registration or Application Date	Registration or Application No.	Jurisdiction
PORTFOLIO PROCUREMENT METHODOLOGY	July 8, 2008	3463180	United States
R3CON	December 8, 2010	4002028	United States
RAMP	July 15, 2008	3467414	United States
REVENUE ASCENT	March 8, 2011	85/261262	United States
SOFTWARE FOR THE BUSINESS OF RESEARCH	April 21, 2011	4116231	United States
STOCKAMP	March 8, 2005	2930970	United States
TRAC	October 5, 1999	2282743	United States
V3LOCITY	September 8, 2009	3680440	United States
V3LOCITY logo	October 21, 2008	3519477	United States
WEBRIDGE	April 9, 2002	2558029	United States
WELLSPRING PARTNERS	August 10, 2010	3830771	United States
WELLSPRING STOCKAMP HURON HEALTHCARE LOGO	March 9, 2010	3986679	United States
YOUR MISSION | OUR SOLUTIONS	May 13, 2010	3988380	United States

CLICK COMMERCE	July 29, 2010	1490588	Canada
HURON CONSULTING	August 13, 2010	5346042	Japan
HURON CONSULTING GROUP Logo	December 17, 2010	5377231	Japan
HURON CONSULTING GROUP Logo	June 1, 2012	10934123	CTM
HURON CONSULTING GROUP	December 18, 2003	002700763	CTM
HURON CONSULTING GROUP	August 13, 2010	5346041	Japan
HURON CONSULTING GROUP	November 24, 2008	104470	Jordan
HURON CONSULTING GROUP	November 24, 2008	104471	Jordan
HURON CONSULTING GROUP	November 24, 2008	104772	Jordan
HURON CONSULTING GROUP	November 24, 2008	104774	Jordan

HURON CONSULTING GROUP	December 22, 2008	55247	Qatar
HURON CONSULTING GROUP	December 22, 2008	55248	Qatar
HURON CONSULTING GROUP	December 22, 2008	55249	Qatar
HURON CONSULTING GROUP	December 22, 2008	55250	Qatar
HURON CONSULTING GROUP Logo	June 7, 2012	57080/2012	Switzerland
HURON CONSULTING GROUP	November 30, 2008	123123	United Arab Emirates
HURON CONSULTING GROUP	November 30, 2008	123124	United Arab Emirates
HURON CONSULTING GROUP	November 30, 2008	123125	United Arab Emirates
HURON CONSULTING GROUP	November 30, 2008	123126	United Arab Emirates
HURON CONSULTING GROUP	May 17, 2002	2300773	United Kingdom
HURON	June 1, 2012	10934057	CTM
HURON	December 18, 2003	002700946	CTM
HURON	November 24, 2008	104124	Jordan
HURON	November 24, 2008	104125	Jordan
HURON	November 24, 2008	104126	Jordan
HURON	November 24, 2008	104127	Jordan
HURON	December 22, 2008	55243	Qatar
HURON	December 22, 2008	55244	Qatar
HURON	December 22, 2008	55245	Qatar
HURON	December 22, 2008	55246	Qatar
HURON	December 28 2009	1122/61	Saudi Arabia
HURON	October 10, 2009	1098/3	Saudi Arabia
HURON	October 10, 2009	1098/4	Saudi Arabia
HURON	October 10, 2009	1098/5	Saudi Arabia
HURON	June 7, 2012	57079/2012	Switzerland
HURON	November 30, 2008	123119	United Arab Emirates
HURON	November 30, 2008	123120	United Arab Emirates
HURON	November 30, 2008	123121	United Arab Emirates
HURON	November 30, 2008	123122	United Arab Emirates
HURON	May 17, 2002	2300774	United Kingdom
ICA	January 7, 2009	006946388	CTM

THE HURON GROUP	May 27, 2009	006323273	CTM
THE HURON GROUP	October 4, 2007	1608063	India
THE HURON GROUP	May 29, 2008	896116	Mexico
THE HURON GROUP	October 16,2008	896162	Mexico
THE HURON GROUP	May 7, 2009	896168	Mexico
THE HURON GROUP	May 29, 2008	896170	Mexico
V3LOCITY	June 11, 2009	006382451	CTM
V3LOCITY	November 12, 2007	1620252	India
V3LOCITY A HURON SOLUTION	January 7, 2009	006591978	CTM
V3LOCITY A HURON SOLUTION	January 24, 2008	1645465	India

Copyrights:

Title	Status	Date	Jurisdiction

Effort Certification & Reporting Technology (ECRT)	Registered TX0006406659	January 27, 2006	United States

ONTRAC Version. 1.5.	Registered TXU000912528	September 25, 2009	United States

STAT Worklist – IV: Cleveland	Registered TXU000912533	September 25, 2009	United States

Clinic Foundation TRAC Version 2.7	Registered TXU000912527	September 25, 2009	United States

ECRT v.3.0.1 - U.S. Copyright	Registered TX0007247956	April 6, 2010	United States

Healthcare Compliance Professional’s Guide To Clinical Trials	TX0007411723	October 20, 2008	United States

Loss Reserve Model v. 24.0	TXU001577052	May 21, 2008	United States

Patents:

None.

Huron Consulting Group Inc.	Schedule 2.01

Amendment No. 1	Schedule of Lenders and Commitments

	Before Giving Effect to the Amendment		Changes in Revolving Commitments Pursuant to the Amendment		After Giving Effect to the Amendment
Lenders	Revolving Commitments	Percent	Revolving Commitments	Percent	Revolving Commitments	Percent
Bank of America, N.A.	$29,785,714.27	19.857142847%	$11,464,285.73	11.758241774%	$41,250,000.00	16.666666667%
JPMorgan Chase Bank, N.A.	27,857,142.86	18.571428573%	7,892,857.14	8.095238092%	35,750,000.00	14.444444444%
KeyBank National Association	14,357,142.86	9.571428573%	7,642,857.14	7.838827836%	22,000,000.00	8.888888889%
PNC Bank, National Association	14,357,142.86	9.571428573%	7,642,857.14	7.838827836%	22,000,000.00	8.888888889%
BMO Harris Bank N.A.	14,357,142.86	9.571428573%	4,892,857.14	5.018315015%	19,250,000.00	7.777777778%
Fifth Third Bank	12,857,142.86	8.571428573%	6,392,857.14	6.556776554%	19,250,000.00	7.777777778%
RBS Citizens, N.A.	8,571,428.57	5.714285713%	7,928,571.43	8.131868133%	16,500,000.00	6.666666667%
Compass Bank			11,000,000.00	11.282051282%	11,000,000.00	4.444444444%
The Northern Trust Company	8,571,428.57	5.714285713%	2,428,571.43	2.490842492%	11,000,000.00	4.444444444%
Associated Bank, National Association			8,250,000.00	8.461538462%	8,250,000.00	3.333333333%
FirstMerit Bank, N.A.	6,428,571.43	4.285714287%	1,821,428.57	1.868131867%	8,250,000.00	3.333333333%
The Huntington National Bank			8,250,000.00	8.461538462%	8,250,000.00	3.333333333%
The Private Bank and Trust Company	6,428,571.43	4.285714287%	1,821,428.57	1.868131867%	8,250,000.00	3.333333333%
U.S. Bank National Association			8,250,000.00	8.461538462%	8,250,000.00	3.333333333%
Northbrook Bank & Trust Company	6,428,571.43	4.285714287%	1,821,428.57	1.868131867%	8,250,000.00	3.333333333%

	$150,000,000.00	100.000000000%	$97,500,000.00	100.000000000%	$247,500,000.00	100.000000000%

Huron Consulting Group Inc.		Schedule 2.01

Amendment No. 1		Schedule of Lenders and Commitments

	Before Giving Effect to		Changes in Term Loans		After Giving Effect to
	the Amendment		Pursuant to the Amendment		the Amendment
Lenders	Term Loan	Percent	Term Loan	Percent	Term Loan	Percent
Bank of America, N.A.	$35,742,857.12	19.857142847%	$(1,992,857.12)	-8.857142773%	$33,750,000.00	16.666666667%
JPMorgan Chase Bank, N.A.	33,428,571.43	18.571428573%	(4,178,571.43)	-18.571428587%	29,250,000.00	14.444444444%
KeyBank National Association	17,228,571.43	9.571428573%	771,428.57	3.428571413%	18,000,000.00	8.888888889%
PNC Bank, National Association	17,228,571.43	9.571428573%	771,428.57	3.428571413%	18,000,000.00	8.888888889%
BMO Harris Bank N.A.	17,228,571.43	9.571428573%	(1,478,571.43)	-6.571428587%	15,750,000.00	7.777777778%
Fifth Third Bank	15,428,571.43	8.571428573%	321,428.57	1.428571413%	15,750,000.00	7.777777778%
RBS Citizens, N.A.	10,285,714.28	5.714285713%	3,214,285.72	14.285714293%	13,500,000.00	6.666666667%
Compass Bank			9,000,000.00	40.000000000%	9,000,000.00	4.444444444%
The Northern Trust Company	10,285,714.28	5.714285713%	(1,285,714.28)	-5.714285707%	9,000,000.00	4.444444444%
Associated Bank, National Association			6,750,000.00	30.000000000%	6,750,000.00	3.333333333%
FirstMerit Bank, N.A.	7,714,285.72	4.285714287%	(964,285.72)	-4.285714293%	6,750,000.00	3.333333333%
The Huntington National Bank			6,750,000.00	30.000000000%	6,750,000.00	3.333333333%
The Private Bank and Trust Company	7,714,285.72	4.285714287%	(964,285.72)	-4.285714293%	6,750,000.00	3.333333333%
U.S. Bank National Association			6,750,000.00	30.000000000%	6,750,000.00	3.333333333%
Northbrook Bank & Trust Company	7,714,285.72	4.285714287%	(964,285.72)	-4.285714293%	6,750,000.00	3.333333333%

	$180,000,000.00	100.000000000%	$22,500,000.00	100.000000000%	$202,500,000.00	100.000000000%

Huron Consulting Group Inc.

Amendment No. 1

Schedule 2.07(c)

Schedule of Principal Amortization Payments for the Term Loan

After Giving Effect to Amendment No. 1

	Payment Date	Payment Amount	Percent	Term Loan Balance
				$202,500,000.00
1	30-Sep-12	$5,000,000.00	2.469135802%	197,500,000.00
2	31-Dec-12	$5,000,000.00	2.469135802%	192,500,000.00
3	31-Mar-13	$5,000,000.00	2.469135802%	187,500,000.00
4	30-Jun-13	$6,250,000.00	3.086419753%	181,250,000.00
5	30-Sep-13	$6,250,000.00	3.086419753%	175,000,000.00
6	31-Dec-13	$6,250,000.00	3.086419753%	168,750,000.00
7	31-Mar-14	$6,250,000.00	3.086419753%	162,500,000.00
8	30-Jun-14	$6,250,000.00	3.086419753%	156,250,000.00
9	30-Sep-14	$6,250,000.00	3.086419753%	150,000,000.00
10	31-Dec-14	$6,250,000.00	3.086419753%	143,750,000.00
11	31-Mar-15	$6,250,000.00	3.086419753%	137,500,000.00
12	30-Jun-15	$7,500,000.00	3.703703704%	130,000,000.00
13	30-Sep-15	$7,500,000.00	3.703703704%	122,500,000.00
14	31-Dec-15	$7,500,000.00	3.703703704%	115,000,000.00
15	31-Mar-16	$7,500,000.00	3.703703704%	107,500,000.00
16	30-Jun-16	$7,500,000.00	3.703703704%	100,000,000.00
17	30-Sep-16	$7,500,000.00	3.703703704%	92,500,000.00
18	31-Dec-16	$7,500,000.00	3.703703704%	85,000,000.00
19	31-Mar-17	$7,500,000.00	3.703703704%	77,500,000.00
20	30-Jun-17	$7,500,000.00	3.703703704%	70,000,000.00
21	Maturity Date*	$70,000,000.00	34.567901235%	—

		$202,500,000.00	100.000000000%

*	August 31, 2017